                                                                   EXHIBIT 10.0

* CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. PORTIONS OF 27 PAGES TOTAL ARE SO OMITTED AND FILED SEPARATELY.

                                                  BROADWING CONTRACT NO. 10292
[LOGO]


                                             MASTER SERVICE AGREEMENT

This Agreement for telecommunications services is made as of the date of last execution below (the "Effective Date") and entered into by and between BROADWING COMMUNICATIONS SERVICES INC., a Delaware corporation with its principal place of business at 1122 Capital of Texas Hwy. South, Austin, Texas 78746-6426 ("Supplier"), and ZEROPLUS, a Delaware corporation with its principal place of business at 12800 Middlebrook Road, Suite 400, Germantown, MD 20874 ("Customer").

WHEREAS, Customer desires to obtain telecommunications services as described below (the "Service") from Supplier, and Supplier is willing to provide the Service for the rates attached hereto.

NOW, THEREFORE, Customer and Supplier hereby mutually agree as follows:

CREDIT REQUIREMENTS: See Section 3, ADDITIONAL ASSURANCES, of the Master Service Agreement Terms & Conditions.

Supplier agrees to provide and Customer agrees to purchase Service(s) indicated below. A Service Supplement for each Service Type checked is attached hereto and incorporated herein. All Services ordered under this Agreement are subject to credit approval.

SERVICE TYPE:

                  SWITCHED SERVICE:                        BROADBAND SERVICE:
                                   Xclusive                                  ATM
                  -----------------                        ------------------
                         X         Xnet LATA                                 Frame Relay
                  -----------------                        ------------------
                                                                             Virtual Private Line
                  IXPLUS SERVICE:                          ------------------
                                                                             Network Management Services (NNI)
                                   Retail Billing          ------------------
                  -----------------
                                   Back Office             INTERNET SERVICE:
                  -----------------
                                                                             Dial-Up
                  PRIVATE LINE SERVICE:                    ------------------
                                   Digital/Optical                           Dedicated IP
                  -----------------                        ------------------
                                                                                   Minimum number of Ded. IP Circuits
                  CUSTOMER INTERFACE:                                        ----- (Pricing is based on min.# of Circuits)

                         X          Rack Space & Power            X          Data Collection & Bandwidth
                  -----------------                        ------------------
                                                                             Managed Modem
                  CUSTOMER PREMISE EQUIPMENT:              ------------------
                                    CPE Services                             eClass-TM- IP Services
                  -----------------                        ------------------
                                                                                  Minimum number of eClass-TM- Circuits
                                                                             -----(Pricing is based on min. # of Circuits.)

This Agreement, including any terms and conditions, addenda, schedules, riders, supplements or exhibits which are attached hereto and incorporated herein, constitutes the entire agreement (the "Agreement") by Supplier and Customer pertaining to the subject matter(s) hereof and supersedes all prior and contemporaneous agreements and understandings in connection herewith.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

BROADWING COMMUNICATIONS SERVICES INC.       ZEROPLUS

By:   /s/ Dominick DeAngelo                  By:  /s/ Donald J. Shoff
   -------------------------                    ------------------------
Name:  Dominick DeAngelo                     Name:    Donald J. Shoff
     -----------------------                      ----------------------
Title: President, Internet/Data Services     Title:   VP Finance
     -----------------------                       ---------------------
Date: 9-27-2000                              Date:  9/28/00
     -----------------------                      ----------------------

FULL BUSINESS ADDRESS:                       FULL BUSINESS ADDRESS:
1122 CAPITAL OF TEXAS HWY. SOUTH             12800 MIDDLEBROOK ROAD, SUITE 400
AUSTIN, TEXAS 78746-6426                     GERMANTOWN, MD 20874
TELEPHONE: 512-742-3700                      TELEPHONE: (310)601-8700
FACSIMILE: 512-328-7902                      FACSIMILE: (301)601-3221
                                             BILLING CONTRACT: Accounts Payable
                                                              -----------------
                                             TELEPHONE:        301-601-8700
                                                       ------------------------

                      BROADWING MASTER SERVICE AGREEMENT
                              TERMS & CONDITIONS
                              ------------------

1. PAYMENT TERMS. Invoices for Services are due and payable in U.S. dollars within * of Customer's receipt of invoice (unless otherwise indicated in the Credit Requirements Supplement). Payments not received within * of Customer's receipt of invoice are considered past due. *

2. BILLING DISPUTES. If Customer in good faith disputes any portion of any Supplier invoice, Customer shall submit to Supplier, within * following Customer's receipt of the invoice, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If Customer does not report a dispute within * following Customer's receipt of an invoice, Customer shall have waived its right to dispute that invoice. Supplier and Customer agree to use their respective best efforts to resolve any dispute within * after Supplier receives written notice of the dispute from Customer. Any disputed amounts resolved in favor of Customer shall be credited to Customer's account on the next invoice following resolution of the dispute. Any disputed amounts determined to be payable to Supplier shall be due within * of the resolution of the dispute.

     Any dispute arising out of or relating to this Agreement which has not been resolved by the good faith efforts of the parties will be settled by binding arbitration conducted expeditiously in accordance with this Agreement.

3. ADDITIONAL ASSURANCES. If at any time during the term of this Agreement there is a material and adverse change in Customer's financial condition, business prospects, or payment history, which shall be determined by Supplier in its sole and absolute discretion, then
     Supplier may demand that Customer deposit with Supplier a security deposit or increase the amount of deposit (the "Security Deposit"), as the case may be, pursuant to Supplier's standard terms and conditions, as security for the full and faithful performance of Customer of the terms, conditions, and covenants of this Agreement; provided, however, that in no event shall the amount of the Security Deposit ever exceed * estimated or actual Usage Charges and other amounts payable by Customer to Supplier hereunder.

4. CERTIFICATION. Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and international long distance services to End-Users in those jurisdictions where such services are to be provided by Customer. Customer shall keep current during the term of this Agreement, copies of its Certificates of Public Convenience and Necessity or similar documents certifying Customer's interstate, intrastate, or international operating authority in any local, state, or federal jurisdiction (collectively, "Service Compliance Certificates") and furnish copies thereof to Supplier within
     * of written request by Supplier. Supplier reserves the right to refuse or withhold Service in any jurisdiction in which Customer's Service Compliance Certificate has not been furnished to Supplier in a timely manner. Customer shall defend and indemnify Supplier from any losses, expenses, demands and claims in connection with Customer's failure to provide Supplier with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending, or appealing any claims or actions brought against it relating to Customer's failure to provide such Service Compliance Certificates.

5. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Texas without regard to its principles of choice of law.

6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery or confirmed facsimile transmission. If mailed, notice shall be sent first class postage prepaid, certified or registered mail, return receipt requested and becomes effective upon confirmed delivery. Notices will be delivered or sent to the parties' respective addresses set forth on the signature page of this Agreement to the attention of the following persons:

     IF TO SUPPLIER:
     Attention: Contract Administration

     IF TO CUSTOMER:
     Attention:  Contract Administration
                ------------------------

7. WAIVER OF BREACH OR VIOLATION NOT DEEMED CONTINUING. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

8. BANKRUPTCY. In the event of the bankruptcy or insolvency of either party or if either party shall make any assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its part.

9. BUSINESS RELATIONSHIP. This Agreement shall not create any agency, employment, joint venture, partnership, representation, or fiduciary relationship between the parties. Neither party shall have the authority to, nor shall any party attempt to, create any obligation on behalf of the other party.

10.  INDEMNITY.

     A. Each party shall indemnify, defend, release, and hold harmless the other party, their affiliates, directors, officers, employees, workers, and agents from and against any action, claim, costs, damage, demand, loss, penalty, or expense including but not limited to attorneys' fees, expert witness fees, and costs (collectively "Claims") imposed upon either party by reason of damages to property or personal injuries, including death, as a result of an intentional or negligent act or omission on the part of the indemnifying party in connection with the performance of this Agreement or other activities relating to the Service, the property, or the facilities which are the subject of this Agreement. In the event a Claim relates to the negligence of both parties, the relative burden of the Claim shall be attributed equitably between the parties in accordance with the principles of comparative negligence.

     B. The term "property" as used in this section shall include real, personal, tangible, and intangible property, including but not limited to, data, proprietary information, intellectual property, trademarks, copyrights, patents, and knowledge.

     C. In the event any action shall be brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the cost of the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party shall not be liable for any settlement of any such action effected without its written consent.

     D. This Indemnification section shall survive termination of this Agreement, regardless of the reason for termination.

11. INSURANCE. Through the Term of this Agreement and any extension thereof, each party shall maintain and, upon written request, shall provide proof of adequate commercial general liability insurance covering all operations and work hereunder. Such insurance shall be written on an occurrence coverage basis and shall provide coverage equivalent to or greater than one million dollars ($1,000,000.00) per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability, products and completed operations liability, and advertising injury. Such insurance shall specifically cover the liability assumed under the indemnification provisions of this Agreement.

12. AUTHORIZED USE OF NAME. * , without the other party's prior written consent, neither party shall: (i) refer to itself as an authorized representative of the other in promotional, advertising, or other materials; or (ii) use the other party's logos, trade marks, service marks, carrier identification codes (CICs), or any variations thereof in any of its promotional, advertising, or other materials, or in any activity using or displaying the other party's name or the Service(s) to be provided hereunder. Both parties agree to change or correct at their own expense any material or activity the affected party determines to be inaccurate, misleading, or otherwise objectionable under this section. Customer is authorized to use the following statements in its sales literature: (i) "Customer utilizes the Broadwing network;" (ii) "Customer utilizes Broadwing's facilities," (iii) "Broadwing provides only the network facilities," and/or (iv) "Broadwing is * our network services provider *."

13. ASSIGNMENT. Neither party hereto may assign this Agreement without the express written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing: (i) a security interest in this Agreement may be granted by Supplier to any lender to secure borrowings by Supplier or any of its Affiliates; (ii) either party may assign all its rights and obligations hereunder to any Affiliate; and (iii) any subsidiary of Supplier may assign any amounts due from Customer to Supplier for billing purposes. Affiliate, as used herein, is defined as any entity controlled by, in control of, or under common control with the assigning party hereunder.

14. BINDING ARBITRATION. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly through discussion between themselves at the operation level. In the event a resolution cannot be reached at the operational level, the disputing party shall give the other party written notice of the dispute and such controversy or claim shall be negotiated between appointed counsel or senior executives of the parties who have authority to settle this controversy. If the parties fail to resolve such controversy or claim within thirty (30) days of the disputing party's notice, either party may seek arbitration as set forth below.

     Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be finally settled by arbitration in Austin, Texas and shall be resolved under the laws of the State of Texas. The arbitration shall be conducted before a single arbitrator in accordance with the commercial rules and practices of the American Arbitration Association then in effect.

     The arbitrator shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. All such arbitration proceedings shall be conducted on a confidential basis. The arbitrator may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration. Customer may, at its option, continue to accept what is considers to be below-standard Service(s) and pay the charges relating thereto during the pendency of such arbitration, without prejudice thereto.

15. LEGAL CONSTRUCTION. In the event one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     In the event of any conflict between the provisions of these Terms and Conditions and the applicable Supplement and Exhibits, the conflict shall be resolved by reference to the following order of priority of interpretation: a) Exhibits; b) Supplement; and c) Terms and Conditions. Notwithstanding the foregoing no Exhibit requiring execution shall be binding unless and until such Exhibit has been fully executed by an authorized officer, agent, or representative of each party.

16. NO PERSONAL LIABILITY. Each action or claim of any party arising under or relating to this Agreement shall be made only against the other party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party.

17. NOTICE OF BREACH OF AGREEMENT. To be effective, written notice of any material breach (except Payment Default) must prominently contain the following sentences in capital letters: "THIS IS FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

18. LIMITATION OF LIABILITY. Supplier's liability arising out the provision of Services, delays in the restoration of Services to be provided under this Agreement or any other telecommunications services, or arising out of mistakes, accidents, omissions, interruptions, errors or defects in transmission, or delays caused by judicial or regulatory authorities, shall be subject to the limitations set forth below and in the applicable Tariff. IN NO EVENT SHALL SUPPLIER BE LIABLE TO CUSTOMER, CUSTOMER'S OWN CUSTOMERS, OR ANY OTHER THIRD PARTY WITH RESPECT TO THE SUBJECT MATTER
     OF THIS AGREEMENT UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY, OR OTHER THEORY FOR ANY TYPE OF INDIRECT, CONSEQUENTIAL, INCIDENTAL, RELIANCE, ACTUAL, SPECIAL, OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS, LOST REVENUES, OR LOST SAVINGS OF ANY KIND, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUPPLIER PURSUANT TO THIS AGREEMENT, WHETHER OR NOT SUPPLIER OR CUSTOMER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE. IN NO EVENT SHALL SUPPLIER BE LIABLE TO CUSTOMER FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE AMOUNT SUPPLIER HAS PRIOR TO SUCH TIME COLLECTED FROM CUSTOMER WITH RESPECT TO SERVICES DELIVERED HEREUNDER. SUPPLIER MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS, OR FITNESS FOR ANY PURPOSE OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY SUPPLIER ARE HEREBY EXCLUDED AND DISCLAIMED.
     For purposes of this Section, the term "Supplier" shall be deemed to include Supplier, its affiliates, shareholders, directors, officers and employees, and any person or entity assisting Supplier in its performance pursuant to this Agreement. *

19. SYSTEM MAINTENANCE. In the event Supplier determines that it is necessary to interrupt Services or that there is a potential for Services to be interrupted for the performance of system maintenance, Supplier will use good faith efforts to notify Customer prior to the performance of such maintenance and will schedule such maintenance during non-peak hours (midnight to 6:00 a.m. local time). In no event shall interruption for system maintenance constitute a failure of performance by Supplier.

20. SUBJECT TO LAWS. This Agreement is subject to, and Customer agrees to comply with, all applicable federal, state and local laws, and regulations, rulings, and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, the Telecommunications Act of 1996, the Rules and Regulations of the Federal Communications Commission ("FCC"), state public utility or service commissions ("PSC"), and tariffs. Customer further agrees to obtain and maintain any and all required certifications, permits, licenses, approvals, or authorizations of the FCC and/or PSC and/or any governmental body, including, but not limited to regulations applying to feature group termination and Letter of Agencies ("LOAs").

21. FCC PERMITS, AUTHORIZATION AND FILINGS. Supplier shall take all necessary and appropriate steps, as soon as possible, to procure the necessary authorizations and approvals, if any, from the FCC or any other federal or state agency required to deliver the Services hereunder to Customer.
     In the event that Supplier cannot obtain all necessary federal, state, or local authority to provide Services hereunder, Supplier shall promptly give written notice thereof to Customer and such notice shall constitute termination of this Agreement without further liability or obligation of either party.

22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document. The parties expressly authorize the use of a facsimile counterpart as a valid method of execution for Customer; however, for valid execution by Supplier, Supplier's original signature shall be required. In the event that Customer executes this Agreement via facsimile counterpart Customer agrees to provide
     Supplier with a fully executed original of this Agreement within five
     (5) calendar days of such facsimile counterpart execution.

23. CONFIDENTIAL INFORMATION. "Confidential Information" shall mean all information disclosed in writing by one party to the other party which is clearly marked "CONFIDENTIAL" or "PROPRIETARY" by the disclosing party at the time of disclosure. Confidential or Proprietary Information shall also include certain oral information disclosed by one party to the other party, provided that the disclosing party designates such information as Confidential at the time of disclosure and gives recipient a written summary of such information within five (5) business days after the oral disclosure was made. Notwithstanding the foregoing, all information concerning either party's traffic volume or distribution, pricing, customer lists, and financial information is hereby deemed to be Confidential and Proprietary regardless of whether it is so identified. The term "Confidential Information" does not include any information which: (i) was already known by the receiving party free of any obligation to keep it
     Confidential at the time of its disclosure; (ii) becomes publicly known through no wrongful act of the receiving party; (iii) is rightfully received from a third person without knowledge of any Confidential obligation; (iv) is independently acquired or developed without violating any of the obligations under this Agreement; or (v) is approved for release by written authorization of the disclosing party.

     A recipient of Confidential or Proprietary Information shall not disclose the Information to any person or entity except for (i) the recipient's employees, contractors, and consultants and/or (ii) the recipient's Affiliates and their employees, contractors, and consultants and only to those parties who have a need to know such Confidential Information and who are bound in writing to protect the Information from unauthorized use or disclosure.

     Confidential Information shall not be disclosed to any third party without the prior written consent of the owner of the Information. The recipient shall use the Confidential Information only for the purposes of this Agreement and shall protect the Information from disclosure using the same degree of care used to protect its own Confidential or Proprietary Information, but in no event less than a reasonable degree of care.

     Further, the recipient may disclose Confidential Information pursuant to a judicial or governmental request, requirement, or order. The recipient, however, shall take all reasonable steps to give the disclosing party sufficient prior notice to contest such request, requirement, or order. Confidential Information shall remain the property of the disclosing party and shall be returned to the disclosing party or destroyed upon request of the disclosing party. Either party may make Confidential Information available to its lenders and/or financial advisors provided the lenders or financial advisors are bound by a written Confidentiality Agreement.

     Because money damages may be insufficient in the event of a breach or threatened breach of the foregoing provisions, the affected party shall be entitled to an injunction or restraining order in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but not limited to money damages.

24. FORCE MAJEURE. * liable for any failure of performance hereunder due to causes beyond its reasonable control including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, flood, storm, or other similar catastrophe; any law, order, regulation, direction, action or request of the United States government or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurance; riots, wars; or strikes, lock outs, or work stoppages.

25. SURVIVAL. The covenants and agreements of Customer contained in this Agreement with respect to payment of amounts due, confidentiality, liability, and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.

26.  REGULATORY.  *

27.  EVENTS OF DEFAULT.  *

28. OBLIGATIONS SEVERAL AND NOT JOINT. Each party shall be responsible only for its own performance under the Agreement (including any attachments, exhibits, schedules or addenda) and not for that of any other party.

29. AMENDMENTS / RIDERS. This Agreement may only be modified or supplemented by an instrument in writing executed by each party.


LIST OF EXHIBITS
----------------

EXHIBIT A      TAXES ON TELECOMMUNICATIONS SERVICES

                    BROADWING SWITCHED SERVICE SUPPLEMENT
                             XNET LATA SERVICES
                             ------------------

1. SCOPE. Supplier: (i) shall use its best efforts to start provisioning of Services to Customer on or before the Service Commencement Date, which is scheduled to be the first date of order activation; and (ii) is authorized to act as Customer's agent in placing orders with other carriers in order to provide telecommunications services, if requested. Usage charges ("Usage Charges") hereunder shall be based on: (i) the rates for Services set forth in Exhibit A, as applicable; and (ii) actual usage of Supplier's network from establishment of a connection between the calling telephone and the called telephone to termination, as determined by Supplier. Supplier has the right to reject any order if Supplier reasonably determines that such order could adversely affect Supplier's performance under this Agreement or Supplier's general ability to transfer its other customers or other End-Users to the Supplier's network.

2. TERM. This Agreement is for a term of * commencing on the Effective Date, unless extended or earlier terminated pursuant to its terms. This Agreement shall be automatically extended at the expiration of the initial term on a month-to-month basis unless: (i) earlier terminated; or (ii) written notice is given by either party at least * before such expiration that such party does not consent to such extension. *

3.   CUSTOMER RESPONSIBILITIES FOR XNET SERVICE.

     A. GENERAL DUTIES. Customer shall use its best efforts to solicit and market the Services in accordance herewith and with applicable law. Customer shall at all times conduct its efforts in a commercially reasonable and ethical manner. Customer shall pay all its expenses in connection with its business and its performance hereunder. Customer shall provide its own billing and customer service to its customers ("End-Users"). To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to Supplier, the Services, or the terms hereof, such statements or representations shall be true and not misleading.

     B. VOLUME FORECASTS. Prior to the Service Commencement Date and by the end of each quarter thereafter, Customer shall provide Supplier with forecasts covering a good faith estimate of the monthly traffic volume and distribution for the ordered Services for the next *. Supplier shall provide Customer with any information reasonably requested to help Customer with its forecasts.

     C. SERVICE INTERCONNECTIONS. In order to utilize Xnet or other dedicated Services, Customer shall be solely responsible for establishing and maintaining a full time, dedicated connection (a
     "Service Interconnection") between its network and one of Supplier's designated hubs ("HUBS"), subject to Supplier's approval in accordance with the terms of this Agreement. If a Service Interconnection is proposed to be made using a LEC, Supplier may require Customer to utilize Supplier's entrance facilities or local service arrangement ("LSA") with the relevant LEC, and Customer shall be subject to a non-discriminatory charge therefor from Supplier. The monthly recurring charge relevant to Customer's use of LSA capacity shall be subject to adjustment by Supplier from time to time. Such adjustment, if any, shall not exceed the rate that otherwise would be charged for the equivalent service from the LEC pursuant to its published rates for such service.

     D.  CANCELLATION.  *

     E. PIU CERTIFICATION. Absent the automatic number identification ("ANI") of the calling party, Customer shall provide Supplier with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the Supplier HUB is located to which the Service Interconnection is made. This Certification shall be provided by Customer prior to commencement of Service for any Service Interconnection. It shall be updated from time to time: (i) as desired by Customer; or (ii) upon request of Supplier made no more than once each calendar quarter. Any such modification or Certification shall be effective as of the first day of the calendar month following * written notice to Supplier from Customer. In the event Customer fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided for in Exhibit A. In the event Supplier or any other third party requires an audit of Supplier's interstate/intrastate minutes of traffic, Customer agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to Supplier or any third party solely for the purpose of verifying Customer's interstate/intrastate minutes of traffic. Customer agrees to indemnify Supplier for any liability Supplier incurs in the event Customer's Certification is not supported by such audit.

4.   RATE CHANGES/SERVICE MODIFICATIONS.

     *

5. FRAUDULENT CALLS. Customer shall indemnify and hold Supplier harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End-User of the Service through Customer or an End-User of the Service through Customer's distribution channels. Customer shall not be excused from paying Supplier for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event Supplier discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit Supplier from taking immediate action that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANI's or terminating Service to or from specific locations. Supplier shall use reasonable efforts to notify Customer in the event Supplier takes action upon discovery of fraudulent calls. In the event Customer discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), Customer shall notify Supplier as soon as possible at 1-800-353-3678.

6.   INVOICE & RATES.

     A. DUE DATE. Usage Charges are billed and payable following the period in which actual usage has been incurred. All Usage Charges contained in this Agreement are calculated according to the rates set forth in Exhibit A attached hereto.

     B. VOLUME RATES. Subject to the terms and conditions herein, Customer shall pay for any Services hereunder at the rates reflected in Exhibit A based upon Customer's total monthly Usage.

7. CALCULATION OF CALL DURATION. Supplier will calculate call duration for Call Detail Records ("CDRs") which will be sent to Customer by Supplier for Customer to re-bill Customer's End-Users, based upon the then-current Broadwing specifications. Customer will be billed according to the rates in the attached exhibits based on call duration of each CDR. Call duration for outbound services will be from answer supervision of the called party to disconnect. Call duration for inbound service will be from trunk seizure of the Customer's platform to disconnect. CDRs, upon request by Customer will be sent by Supplier within * from the end of the month in which service is rendered. Customer shall choose to have the CDRs delivered either by electronic transmission or by CD ROM and shall pay for such delivery according to the schedule set forth in Exhibit A. CDRs shall be made available for up to * from the date of service. The information format of the CDRs is included in the User Guide and is subject to change from time to time at Supplier's sole discretion.

LIST OF EXHIBITS
----------------

EXHIBIT A     XNET LATA SERVICES RATES

EXHIBIT B     LOW COST ORIGINATION OR TERMINATION OPERATING COMPANY NUMBERS

EXHIBIT A - XNET LATA SERVICES RATES

*







                                  PAGES 1-9

EXHIBIT B-LOW COST ORIGINATION OR TERMINATION OPERATING COMPANY NUMBERS

*

                                  PAGES 1-2

                        BROADWING SERVICE SUPPLEMENT
                    DATA COLLOCATION & BANDWIDTH SERVICES

1. TERM. Unless otherwise agreed to, this Agreement shall commence on the Effective Date as set forth on the Master Service Agreement. In addition, each Service Order Form shall set forth a Service Term ("Service Term"). The initial Term of this Agreement shall be the greater of (i) * commencing on the Effective Date; or (ii) the period commencing on the Effective Date and continuing through the end of the Service Term, whichever is last to expire. This Agreement will automatically renew for successive * Terms ("Renewal Terms") after expiration of the initial Term, unless (a) earlier terminated in accordance with this Agreement; or
    (b) written notice is given by either party at least * before the expiration of the Term that such party does not consent to an extension of the Term. *

2. COLLOCATION RIGHTS. Subject to the terms of this Agreement, Supplier will accept custody of Customer's equipment to be placed in Supplier's Data Collocation facility (the "Premises"). Customer shall indicate the type and quantity of space to be provided for Customer's equipment (the "Collocation Space") on the Service Order Form and Supplier shall designate Customer's space and location within the Premises (the "Customer Area"). Supplier will grant Customer a license to enter the Premises described in the applicable Service Order Form subject to the policies, procedures, and security requirements imposed by Supplier to protect the interest or property of Supplier, its other customers, assigns, grantees, or licensees. * Customer shall designate certain qualified persons who will be the only persons given access to the Customer Area (the "Designated Persons"). Designated Persons will be listed on Supplier's Access list and are subject to the Non-Disclosure Agreement signed by Customer. In consideration of the right to enter the Premises and to use the Collocation Space, Customer shall pay to Supplier
    (i) the applicable amounts described in the Data Collocation and Bandwidth Services Rate Card (Exhibit A), unless otherwise specified and agreed to by both parties in a Service Order Form; and (ii) such additional amounts and may be mutually agreed upon in subsequent Service Order Form(s). The subleasing of the premises to any third party is strictly prohibited and will be grounds for immediate termination of this Agreement. In the event this Agreement is terminated because Customer subleases the premises to third party in violation of this Agreement, all Early Termination penalties shall apply.

3.  BANDWIDTH RIGHTS.

    A. Subject to the terms of this Agreement, commencing on the date that service provisioning is completed by Supplier and Customer is notified via telephone, facsimile, or e-mail (the "Service Commencement Date") and continuing during the Term hereof, Supplier agrees to provide Customer the amount of bandwidth (the "Bandwidth"), up to a maximum of One Hundred (100) Mbps per data port measured in accordance with the provisions below, together with any other applicable options as set forth on the Service Order Form.

    B. In consideration of the Bandwidth being provided to Customer each month, Customer shall pay to Supplier, on a monthly basis, the amount equal to the base rate as set forth in Exhibit A (unless such rate is otherwise specified and mutually agreed upon in a Service Order Form), multiplied by the number of "Utilization Units" used by Customer during that month. *

4. CONNECTION SERVICES. In consideration of the amounts paid for additional cross-connections as described in Exhibit A or the Service Order Form, Supplier will connect Customer's equipment to Supplier's telecommunication circuits, to Supplier's collocated equipment, or to any third party's circuits or service located at the premises to which Customer has been granted access. If Customer is cross-connecting to a third party's equipment or service, Customer is solely responsible for arranging the delivery and installation of all necessary telecommunications equipment and circuits at the premises. This connection service shall not be available if Supplier determines, in its sole discretion, that the installation of such equipment and/or circuits at the premises is physically, electrically, or otherwise impractical.

5. OWNERSHIP OF THE PREMISES AND THE BANDWIDTH EQUIPMENT. As between the parties, Supplier retains all right, title, and interest in the Premises and Supplier's equipment utilized to provide the Bandwidth to Customer (the "Bandwidth Equipment"). The provision of Bandwidth pursuant to this Agreement does not constitute a sale of the Bandwidth Equipment or any other type of equipment or other piece of hardware or software relating thereto.

6. RELOCATION OF CUSTOMER'S EQUIPMENT. Supplier reserves the right to change the location or configuration of Customer's Collocation Space if deemed necessary by Supplier. Supplier shall not arbitrarily or discriminatorily require such changes and will work with Customer in good faith to minimize any disruption in Customer's Service(s) that may be caused by such changes.

7. LIMITED WARRANTY. Supplier warrants that it will use commercially reasonable efforts to provide the amount of Bandwidth requested by Customer. Supplier will guarantee * Network availability. If an Environmental Outage, a Power Outage, or a Connectivity Outage (collectively a "Service Outage") either individually or collectively violates this * Network availability guarantee in any month, to the extent that such Service Outage was not caused by the failure of equipment or systems provided by Customer or persons other than Supplier or Supplier's Affiliates, agents, employees, customers, or permitted assigns, including any provider of local access service, and upon * written notice from Customer describing such outage, Supplier will credit Customer's account in the amount of * ("Bandwidth Credit"). The
    Bandwidth Credit shall be applied to Customer's account on the following month's invoice.

    An environmental outage occurs when the temperature or humidity within the data center, as monitored by strategically placed temperature and humidity devices, falls outside the operating range of the equipment placed on the Premises. A Power Outage occurs when the power is unavailable to Customer's equipment, provided Customer has both an "A" and "B" (bilateral) power source. A Connectivity Outage occurs when a packet loss on the Broadwing IP backbone in excess of * is sustained for more than *, provided that Customer has dual catalyst connections. A Service Outage begins when a condition is not met and ends when the condition returns to within the agreed service commitments.

    Notwithstanding the foregoing, Customer shall not be entitled and shall not receive any Bandwidth Credit for unavailable bandwidth due to planned or routine maintenance, acts or omissions of Customer or Customer's assigns, agents, customers, or users including electronic or physical sabotage or acts of Force Majeure as described herein. *

8. PAYMENT. Customer shall pay to Supplier all amounts due in U.S. dollars in accordance with the Master Service Agreement. Customer's first billing cycle shall begin * after Supplier notifies Customer via telephone, e-mail, or U.S. mail that collocation space is available on the Premises. Billing shall commence * after Customer is notified regardless of whether Customer has occupied the Space or not. Customer shall be responsible for all taxes and withholdings, including any sales tax that Customer may be liable for, relating to Services provided hereunder (excluding taxes on Supplier's net income).

9.  CUSTOMER'S RESPONSIBILITIES.

    A. Customer shall ensure that all equipment it brings onto the Premises will perform according to published technical specifications for all such equipment and complies with all specifications, policies, procedures, and security requirements provided by Supplier.

    B. Customer acknowledges that Supplier is not responsible for the manner in which the Bandwidth is used by Customer or any other person or entity Customer permits to access such Bandwidth or the Bandwidth Equipment (a "User"). Customer agrees that it will not, and will use its best efforts to ensure that any User will not, use or assist others in using the Bandwidth for illegal or improper purposes, including but not limited to transmission of any material in violation of any United States or state regulation, copyrighted material, material legally judged to be threatening or obscene, material protected by trade secret, trade mark or service mark, or interfere with or disrupt other users of the Bandwidth and/or the Bandwidth Equipment. Customer further agrees that it will not, and will use its best efforts to ensure that any User will not, violate Supplier's Acceptable Use Policy which may be read at http://www.Broadwing.com/aup/. Supplier reserves the right to terminate Customer's network connection(s) for any action in contradiction to this paragraph or Supplier's Acceptable Use Policy.

    C. Customer shall comply with all of Supplier's access procedures and security requirements for the Premises, shall use its best efforts to ensure that all Designated Persons named on the Access List comply with such procedures, and shall monitor its Designated Persons to ensure their compliance. To the extent deemed reasonably necessary by Supplier in its good faith business judgment, Supplier may implement additional access and security procedures. Customer agrees to repair at its own cost any damage to the Premises caused by its employees, agents, or Designated Persons.

    D. Supplier will not tolerate the practice of transmitting unsolicited electronic mail ("Spamming"). Neither Customer nor Customer's Users may send unsolicited electronic mail on Supplier's network. Neither Customer nor Customer's Users may send unsolicited electronic mail that includes Supplier's logos, trade marks, service marks, CIC codes, hosted IP addresses, or any variation thereof. Acts of spamming by Customer or Customer's Users shall result in the immediate termination of Service and/or this Agreement. Customer will indemnify, defend, release, and hold harmless Supplier for spamming activities caused by Customer or Customer's Users using Supplier's network. Supplier shall not have (i) any obligation or liability to the Customer or User for any unlawful or improper use of the Service by Customer or any User; or (ii) any duty or obligation to exercise control over the use of, or the content or information passing through the Service.

10. MAINTENANCE AND SUPPORT. During the term of this Agreement, Supplier shall: (i) maintain the Bandwidth Equipment, excluding all of Customer's equipment, in working condition; (ii) maintain Uninterruptable Power Supply ("UPS") and generator back-up service; (iii) maintain fire suppression and heating, ventilation, and air conditioning systems
     (HVAC); and (iv) provide twenty-four (24) hour, seven (7) day per week operational support and monitoring. Upon Customer's request, Supplier may provide additional maintenance and support to Customer for Customer's equipment, software, or other problems (i.e., problems not relating solely to Supplier's services, equipment, software, personnel, or property) at Supplier's then-current custom services rates. Any and all amounts payable to Supplier under this section shall be paid by Customer in compliance with the provisions set forth herein.

11. TERMINATION. This Agreement shall remain in effect until terminated in accordance with the terms of this Agreement. Sections 5, 8, 12, 13 and any other accrued rights to payment and other remedies for breach of this Agreement shall survive termination of this Agreement, regardless of the cause for the termination.

     *

12.  EARLY TERMINATION.  *

13.  LIMITATION OF LIABILITY.

     A. IN ADDITION TO LIMITATIONS OF LIABILITY CONTAINED IN THE ATTACHED MASTER SERVICE AGREEMENT TERMS AND CONDITIONS, SUPPLIER SHALL NOT BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR (i) ANY DAMAGE THAT CUSTOMER OR ANY USER MAY SUFFER ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE SERVICE UNLESS SUCH DAMAGE IS CAUSED BY AN INTENTIONAL OR A GROSSLY NEGLIGENT ACT OF SUPPLIER; (ii) ANY LOSS OF DATA OR THE INACCURACY OF DATA; (iii) THE CONTENT OF INFORMATION OR DATA PROVIDED OR TRANSMITTED BY CUSTOMER OR ANY USER, (iii) DAMAGES RESULTING FROM DELAYS DUE TO A FORCE MAJEURE EVENT AS DESCRIBED HEREIN; (iv) SERVICE IMPAIRMENTS CAUSED BY ACTS WITHIN THE CONTROL OF CUSTOMER, ITS EMPLOYEES, AGENTS, SERVANTS, OR SUBCONTRACTORS; (v) INTEROPERABILITY OF SPECIFIC CUSTOMER APPLICATIONS; (vi) CUSTOMER'S INABILITY TO ACCESS OR INTERACT WITH OTHER PROVIDERS OR THEIR SERVICES THROUGH THE INTERNET, OTHER NETWORKS, OTHER INTERNET USERS, OR OTHER RESOURCES AVAILABLE THROUGH THE INTERNET; (vii) PERFORMANCE IMPAIRMENTS CAUSED ON THE INTERNET; OR (viii) FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES, OR TECHNOLOGY. *

     B. SUPPLIER DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE BANDWIDTH IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE.

     C. THIS LIMITATION SHALL NOT APPLY TO A BREACH BY EITHER PARTY OF ANY CONFIDENTIALITY REQUIREMENTS.

14. INDEMNIFICATION. In addition to the Indemnification section contained in the attached Master Service Agreement, Customer shall indemnify, defend, release, and hold harmless Supplier, Supplier's affiliates, directors, officers, employees, workers, and agents from and against any Claims arising out of, resulting from, or relating to: (i) the content of information or data provided by or transmitted by Customer, Customer's Affiliates, or Customer's Users in connection with the Service; or (ii) damage to equipment (including fire damage or damage resulting from fire extinguishment) incurred by Supplier or any other customer at the Premises resulting from Customer's use or occupancy of the Collocation Space. Customer's insurance, as required under this Agreement, shall include coverage for Customer's indemnification obligations hereunder.

     This indemnification section shall survive termination of this Agreement, regardless of the reason for termination.

15. NOTICES. Notices under this Agreement shall be sufficient only if personally delivered, delivered by a major commercial rapid delivery courier service with tracking capabilities or mailed by certified or registered mail, return receipt requested, to the other party at its address set forth in the attached Master Service Agreement Terms and Conditions. If not received sooner, notice by mail shall be deemed received * after deposit in the U.S. mail.

16. CONFIDENTIALITY. Customer shall not disclose the terms of this Agreement or any other Confidential Information as that term is defined in the attached Master Service Agreement Terms and Conditions and in any Non-Disclosure Agreement between the parties.

17.  MISCELLANEOUS.  This Agreement (including the initial Service Order
     Form and any subsequent Service Order Forms accepted by Supplier) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations or discussions, and all past dealings or industry customs between the parties relating to the subject matter hereof. Supplier's obligations under this Agreement shall be solely to Customer and not to any third party. This Agreement does not provide any third party with any claim, right of action, remedy, entitlement, benefit, or any other right whatsoever. Each party shall be responsible only for its own performance under this Agreement (including any attachments, exhibits, schedules, or addenda) and not for that of any other party.

     A. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

     B. In the event that any provision of this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect, that provision will be limited or eliminated to the minimum extent necessary so that the remaining provisions of this Agreement remain in full force.

     C. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

     D. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to any failure of the other party to comply with the terms or conditions of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies.

     E.  All references in this Agreement to "days" shall mean calendar days.

     F. Unless otherwise specifically provided, capitalized terms used herein shall have the same meaning as in the Master Service Agreement Terms and Conditions.




                                                            Version 3.17.00

LIST OF EXHIBITS
----------------

EXHIBIT A            DATA COLLOCATION & BANDWIDTH SERVICES RATES

EXHIBIT A - DATA COLLOCATION & BANDWIDTH SERVICES RATES


*

[LOGO]                                              RACK SPACE AGREEMENT

This Rack Space Agreement is made as of the date of last execution below (the "Effective Date") and entered into by and between BROADWING COMMUNICATIONS SERVICES INC., a Delaware corporation ("Supplier"), and ZEROPLUS.COM, INC., a Delaware corporation ("Customer").

                                  BACKGROUND

     A. Customer desires to install and keep certain telecommunications equipment on the premises of Supplier.

     B. Supplier and Customer desire to set forth the terms and conditions upon which Supplier shall provide space to Customer at Supplier's facilities for such equipment.

                             TERMS OF AGREEMENT

     Accordingly, in consideration of the mutual promises set forth below, the parties hereby agree as follows:

     1. RACK SPACE. Supplier hereby leases to Customer one (1) standard (23"W x 30"D x 84"H) rack space(s) for the purpose of installing electronic equipment to permit Customer to receive and deliver communications traffic to and from Supplier's telecommunications network. Such rack space shall be located within the Customer Interface ("CIF") Room at Supplier's building site (the "Premises") at the address shown below. Delivery of such communications traffic shall be to the Supplier's point of demarcation in Supplier's equipment room. The point of demarcation shall be a DSX1, DSX3, or OCX as applicable. Signals received at this demarcation shall meet the then current DSX signal specification. Material and installation to the demarcation interconnect shall meet Broadwing approved technical standards and shall be at Customer's expense. Any voice grade facilities (two wire copper) are not typically available and are excluded from installation under this Agreement. The equipment installed by the Customer must meet Broadwing installation standards, as well as all National Electrical Codes (NEC), any local fire and safety codes and any other applicable safety standards and is subject to inspection by Broadwing personnel. Deficiencies or code violations must be corrected within * of written notification or Customer will be considered in breach of this Agreement. (A copy of Broadwing Installation Standards will be available upon request).

                           23965 Connecticut Avenue
                        Hayward, California 94545-1610


            Supplier shall provide (i) zero (0) amps DC power and twenty (20) amps non-UPS AC power at the above site and provide access to an AC outlet for test equipment and occasional use; (ii) lighting; (iii) heating; and (iv) air conditioning for the Premises (collectively, the "Services"). Supplier does not allow Customers to place lead acid battery units in the leased racks without written permission.

     2. MONTHLY LEASE PAYMENTS. Customer agrees to pay in advance to Supplier each month during the term of this Agreement the payment (a "Monthly Lease Payment") set forth in Exhibit A hereto. * Supplier shall send invoices to Customer at the address listed herein. Monthly Lease Payments shall commence upon completion of Supplier equipment installation.

     3.     MAINTENANCE, USE AND ALTERATION OF THE PREMISES.

            A. Supplier agrees to use reasonable care in maintaining the Premises. Customer may make minor alterations at Customer's expense to the Premises with the prior written consent of Supplier. Any alteration performed by Customer shall be done using reasonable care and shall become the property of Supplier upon the termination of this Agreement.

            B. Supplier shall provide Customer with a key to the Customer INterface ("CIF") Room located on the Premises. Customer may access the CIF Room at all times, in accordance with the building security procedures generally applicable to the Premises, for the purpose of installing, inspecting, maintaining and removing Customer's Property. Customer shall return to Supplier key to the CIF Room upon termination of this Agreement.

     4.     EFFECTIVENESS AND TERMINATION.

            A. TERM. This Agreement is effective as of the Effective Date and shall remain in force and effect for a minimum of *, unless earlier terminated pursuant to its terms. This Agreement may be extended for an additional * term upon (i) written notice by Customer to Supplier at least * before the date of the expiration of the initial term; and (ii) such terms and conditions mutually agreeable to the parties.

            B.     TERMINATION.  *

            C.     EFFECT OF TERMINATION.  *

            D. LIMITS OF LIABILITY. Supplier shall use reasonable care in maintaining the Premises and providing the Services. Notwithstanding the foregoing, in no event shall Supplier be liable for any special, incidental, indirect, punitive, reliance or consequential damages, whether foreseeable or not, including but not limited to, defacement, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims for service interruptions or transmission problems, occasioned by any defect in the Premises or the Services, delay in availability of the Premises or the Services or any other cause whatsoever with respect to the Premises, the Services or this Agreement. Supplier shall not be liable for any defect with respect to the Premises or the Services from causes outside its control, including accidents, cable cuts, fires, floods, emergencies, government regulation, wars or acts of God. SUPPLIER DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO THE PREMISES OR THE SERVICES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. *

     5.     INDEMNIFICATION.

            A. BY CUSTOMER. * Customer shall indemnify, defend, release and hold harmless Supplier and all of its affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees or licensees from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding or suit, (collectively, together with related attorneys' fees, including costs and disbursements, "Claims") imposed upon Supplier by reason of damages to property or injuries, including death, as a result of an act (whether intentional, negligent or otherwise) or omission on the part of Customer or any of its affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees or licensees in connection with Customer's use of the Premises.

            B. NOTICE BY SUPPLIER. In the event any action shall be brought against Supplier, Supplier shall immediately notify Customer in writing, and Customer, upon the request of Supplier, shall assume the defense thereof on behalf of Supplier and its affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against Supplier or its affiliates in connection therewith, provided that Supplier shall not be liable for any settlement of any such action effected without its written consent.

     6. SURVIVAL. Notwithstanding the termination of this Agreement for any reasons, this Section 5 Indemnification shall survive such termination.

     7. INSURANCE. Throughout the term of this Agreement and any extension thereof, * shall maintain, and, upon written request, shall provide to * proof of comprehensive general liability insurance with a limit of not less than $2,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations liability.

     8. ASSIGNMENT. Upon notice to and with the consent of Supplier, Customer may make any assignment of rights or interests or delegation of its obligations with respect to this Agreement. Such consent shall not be unreasonably withheld or delayed. Supplier may make any assignment of its rights or interest or delegation of its obligations with respect to this Agreement upon written notice to Customer.

     9. BINDING ARBITRATION. Upon notice to the other party, any party may refer any dispute or claim arising out of or relating to this Agreement to arbitration in Austin, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then prevailing and, in such event neither party may commence any action based on such dispute or claim, and, if any action has been commenced it shall be stayed, pending the outcome of such arbitration proceeding. Each party shall select one independent arbitrator within * of such notice and the two arbitrators shall then select a third arbitrator within an additional * to form a three-person panel of arbitrators. The panel of arbitrators shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. All such arbitration proceedings shall be conducted on a confidential basis. The panel of arbitrators may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration.

     10. WAIVERS AND CONSENTS. No delay in taking, or failure to take, action with respect to any breach of this Agreement shall constitute a waiver of any right to take action with respect to such breach or with respect to any subsequent breach. No waiver of a party's right to take action with respect to, no consent to, and no acceptance of, any late payment, late or imperfect performance, or failure to perform on one occasion shall constitute a waiver of such party's rights to take action with respect to any delay in making, or failure to make, acceptable performance upon any other occasion. No waiver of, or delay in taking or failure to take action with respect to, any right, power or privilege hereunder on one occasion shall constitute a waiver thereof on any other occasion. No waiver of a party's rights to take action with respect to any breach of a provision of this Agreement, or of any right, power or privilege hereunder, and no consent by a party to any breach of a provision of this Agreement, shall be effective unless set forth in writing and signed by such party.

     11. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Texas without regard to its principles of choice of law.

     12. NOTICES. Each notice relating to this Agreement shall be in writing and shall be: (i) given in person; (ii) sent by registered or certified mail (return receipt requested), overnight mail or by courier; or (iii) transmitted by facsimile machine, with a copy of such transmission delivered by one of the foregoing methods. Each properly given notice shall be deemed to have been given as of the earlier of (i) delivery, (ii) four (4) days after the date of the mailing, or (iii) the date of facsimile transmission
(receipt of which is orally confirmed or which date is indicated by the facsimile machine of any party). Notices shall be made to the following persons at the following addresses and facsimile telephone numbers (which may be changed only by properly given notice);

           If to Supplier:     Broadwing Communications Services Inc.
                               1122 Capital of Texas Highway South
                               Austin, Texas 78746
                               Attention: Legal Department
                               Facsimile: (512) 328-7902

           If to Customer:     Zeroplus.com, Inc.
                               12800 Middlebrook Road, Suite 400
                               Germantown, Maryland 20874
                               Attention: John Drzewicki
                               Telephone: 301-601-8700
                               Facsimile: 301-601-8777

     13. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and all other documents specifically referred to herein constitute the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

In confirmation of their consent hereto and intention to be legally bound hereby, the parties have executed this Agreement as of the date last written below:

BROADWING COMMUNICATION SERVICES, INC.      ZEROPLUS.COM, INC.

By: /s/ Dominick J. DeAngelo                By: /s/ Donald J. Shoff
   -----------------------------------         --------------------------------

Name: Dominick J. DeAngelo                  Name: Donald J. Shoff
                                                 ------------------------------

Title: President Data/Internet Services     Title: VP Finance
                                                  -----------------------------

Date: ________________________________      Date: 9/28/00
                                                 ------------------------------

Full Business Address:                      Full Business Address:
1122 Capital of Texas Hwy. South            12800 Middlebrook Road, Suite 400
Austin, Texas 78746-6426                    Germantown, Maryland 20874
Telephone: (512) 742-3700                   Telephone: 301-601-8700
Facsimile: (512) 328-7902                   Facsimile: 301-601-8777
                                            Billing Contact: Accounts Payable
                                                            ------------------
                                            Telephone: 301-601-8700
                                                      ------------------------

EXHIBIT A - RACK SPACE AND POWER RATES

*


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